Exhibit 10.02

RESTATED

WEST CORPORATION

1996 STOCK INCENTIVE PLAN

Purpose

The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company and enter and remain in the employ or in a consulting relationship with the Company and its Subsidiaries and to provide a means whereby they can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders of the Company and these employees, directors and consultants.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and Stock Bonus Awards, or any combination of the foregoing. The Plan also provides for the automatic grant of Nonqualified Stock Options to Non-Employee Directors.

Definitions

The following definitions shall be applicable throughout the Plan.

“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award, Stock Bonus Award, Director Stock Award or any other Stock-based award under the Plan.

“Award Agreement” means the agreement between the Company and a Participant who has been granted an Award which defines the rights and obligations of the parties with respect to such Award.

“Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

“Board” means the Board of Directors of the Company.

“Cause” means the Company or a Subsidiary (as the case may be) having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary (as the case may be) or, in the absence of such an employment, consulting or other agreement which defines or describes such cause, upon (i) the determination by the Company or such Subsidiary (as the case may be) that the Participant has engaged, during the performance of his duties to the Company or such Subsidiary, in significant objective acts or omissions constituting dishonesty, willful misconduct or gross negligence relating to the business of the Company or a Subsidiary.

“Change in Control” shall, unless in the case of a particular award, the applicable Award Agreement states otherwise, be deemed to occur if:

(i)    the Company enters into any agreement to engage in a transaction, the consummation of which would result in any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than (A) the Company, (B) any Subsidiary, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary or (D) Gary West, his immediate family, any lineal decedents or any entity directly or indirectly owned or controlled by them) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities, provided that such transaction actually does occur;

(ii)    individuals who constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

(iii)    the Company enters into any agreement to engage in a transaction, the consummation of which would result in, or the stockholders of the Company approve, a merger or consolidation of the Company with any other corporation, and such merger or consolidation actually does occur other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above in (i), including the exemptions thereto) acquires forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)    the Company enters into any agreement to engage in a transaction, the consummation of which would result in, or the stockholders of the Company approve, a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets of any transaction having a similar effect, provided that such liquidation, sale or disposition actually does occur.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the full Board, the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock par value $0.01 per share, of the Company.

“Company” means West Corporation, a Delaware corporation.

“Consummation Date” shall mean the date of consummation of the Company’s initial public offering of Common Stock.

“Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

“Director Stock Option” means the Award of a Nonqualified Stock Option to Non-Employee Directors pursuant to Section 12.

“Director Stock Option Agreement” means the agreement entered into with respect to a Director Stock Option pursuant to Section 12.

“Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

“Eligible Person” means any (i) person regularly employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or Subsidiary other than an Non-Employee Director; or (iii) consultant to the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

“Holder” means a Participant who has been granted an Award.

“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

“IPO Price” means the price at which Common Stock is sold in the Company’s initial public offering.

“Non-Employee Director” means a member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

“Normal Termination” means termination of employment or service with the Company or a Subsidiary:

Upon	retirement pursuant to the retirement plan of the Company or a Subsidiary (as the case may be), as may be applicable at the time to the Participant in question;

With written approval of the Committee; or

By the Company without Cause.

“Option” means an Award granted under Section 7 of the Plan.

“Option Period” means the period described in Section 7(c).

“Option Price” means the exercise price set for an Option described in Section 7(a).

“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 7 and a Non-Employee Director who has received an automatic grant of Nonqualified Stock Options pursuant to Section 12.

“Performance Goals” means the performance objectives of the Company during an Award Period or Restricted Period, with respect to Performance Share Units, Restricted Stock or Phantom Stock Units, respectively, established for the purpose of determining whether, and to what extent, such Awards will be earned for an Award Period or Restricted Period.

“Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

“Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.

“Plan” means the Company’s Restated 1996 Stock Incentive Plan.

“Qualified Committee” means a committee composed of at least two Qualified Directors.

“Qualified Director” means a person who is (i) a “non-employee director,” as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

“Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 10 of the Plan.

“Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 10 of the Plan.

“Restricted Stock Award” means an Award of Restricted Stock granted under Section 10 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

“Stock Bonus” means a stock bonus award granted under Section 11 of the Plan.

“Strike Price” means the price set for an SAR described in Section 8(a).

“Subsidiary” means any corporation 50% or more of whose stock having general voting power is owned by the Company, or by another Subsidiary, as herein defined, of the Company.

“Vested Unit” shall have the meaning ascribed thereto in Section 10(e).

Effective Date, Duration and Shareholder Approval

The Plan is effective as of September 24, 1996, the date of adoption of the Plan by the Board. The effectiveness of the Plan and the validity of any and all Awards granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent required to preserve the Company’s income tax deductions, Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Common Stock is listed, if so listed, and/or the National Market System of the National Association of Securities Dealers Automated Quotation System, if the Common Stock is quoted thereon. Unless and until the stockholders approve the Plan in compliance with the applicable requirements, no Award granted under the Plan shall be effective. See Section 19 for the applicability of the shareholder approval requirements of Section 162(m) of the Code.

The expiration date of the Plan, after which no Awards may be granted hereunder, shall be September 24, 2006; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

Administration

The Plan shall be administered by the full Board or a committee of the Board composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a “non-employee director,” as defined in Rule 16b-3 under the Exchange Act or any successor rule or regulation; provided that as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 19 herein, to the extent that the Company determines that payment with respect to any Award is intended to be fully deductible by the Company without regard to Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

Select the Eligible Persons to participate in the Plan;

Determine the nature and extent of the Awards to be made to each Participant;

Determine the time or times when Awards will be made to Eligible Persons;

Determine the duration of each Award Period and Restricted Period;

Determine the conditions to which the payment of Awards may be subject;

Establish the Performance Goals, if any, for each Award Period;

Prescribe the form of Award Agreement or other form or forms evidencing Awards; and

Cause records to be established in which there shall be entered, from time to time as Awards are made to Eligible Persons, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Eligible Person, and the expiration date and the duration of any applicable Award Period or Restricted Period.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units, Stock Bonuses and/or any other Award authorized under the Plan to one or more Eligible Persons; provided, however, that:

Subject to Section 15, the aggregate number of shares of Stock made subject to all Awards may not exceed 9,499,500;

Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock Award, Phantom Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

Following the date that the exemption from the application of Section 162(m) of the Code described in Section 19 (or any other exemption having similar effect) ceases to apply to Awards, no Participant may receive Options or SARs under the Plan with respect to more than 1,000,000 shares of Stock in any one year; and

The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

Eligibility

Participation shall be limited to Eligible Persons selected by the Committee.

Stock Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company. Each Option so granted shall be subject to the following conditions or to such other conditions as may be reflected in the applicable Award Agreement.

Option Price.    The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but, with respect to Nonqualified Stock Options, shall not be less than 85% of the Fair Market Value of a share of Stock at the Date of Grant, and with respect to Incentive Stock Options, shall not be less than the Fair Market Value of a share of Stock at the Date of Grant; provided, however, that (i) the Option Price for each Option issued on or as of the Consummation Date shall be the IPO Price and (ii) following the date that the exemption from the application of Section 162(m) of the Code described in Section 19 (or any other exemption having similar effect) ceases to apply to Options, all Options intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Date of Grant.

Manner of Exercise and Form of Payment.    Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable by bank draft, certified personal check or by wire transfer and/or shares of Stock valued at the

Fair Market Value at the time the Option is exercised (provided that such Stock has been held by the Participant for at least six months) or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

Option Period and Expiration.    Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years with respect to Incentive Stock Options and ten years and one day with respect to Nonqualified Stock Options, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Award Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is ninety days after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination. If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or within thirty days of Normal Termination or such Holder becomes Disabled, the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or Disability of the Holder. In the event of death, the Option shall remain exercisable by the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death. If the Holder ceases employment or service with the Company for reasons other than Normal Termination, death or Disability, the Option shall expire immediately upon such cessation of employment or service. Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Award Agreement, which shall be subject to the following terms and conditions:

Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof. Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires. Subject to Section 14(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by him. Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement. Each Award Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws. Each Incentive Stock Option Award Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

Incentive Stock Option Grants to 10% Stockholders.    Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

$100,000 Per Year Limitation for Incentive Stock Options.    To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

Voluntary Surrender.    The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. An SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the Strike Price of the SAR, with respect to every share of Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

Strike Price.    The Strike Price per share of Stock for which an SAR is granted shall be set by the Committee at the time of grant, but (i) with respect to an SAR granted in connection with an Option the Strike Price shall be equal to the Option Price of such Option and (ii) with respect to an SAR granted independently of an Option, the Strike Price shall not be less than 85% of the Fair Market Value of a share of Stock at the Date of Grant.

Vesting.    SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independently of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

Automatic Exercise.    If on the last day of the Option Period (or in the case of an SAR granted independently of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Strike Price, the Holder has not exercised the SAR or the corresponding Option (if any), and neither the SAR nor the corresponding Option (if any), has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

Payment.    Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

Method of Exercise.    A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

Expiration.    Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than ten years and one day after the Date of Grant of the SAR; provided, however, with respect to an SAR granted in connection with an Incentive Stock Option, the SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

Performance Shares

Award Grants.    The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. Before or within 90 days after the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants. Notwithstanding the above, following the date that the exemption from Section 162(m) of the Code described in Section 19 (or any other) exemption having similar effect cease to apply to Performance Unit Awards, with respect to such Performance Unit Awards intended to qualify a “performance-based compensation” under Section 162(m) of the Code: (i) no more than 200,000 Performance Share Units may be awarded to any Eligible Person with respect to any Award Period and (ii) Performance Goals must be based on one or more of the following which may be expressed either on an absolute basis or relative to other companies selected by the Committee:

return on capital, equity, or operating costs;

economic value added;

margins;

total stockholder return on market value;

operating profit or net income;

cash flow, earnings before interest and taxes, or earnings before interest, taxes and depreciation;

sales;

costs or expenses.

Determination of Award.    At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor (which may be no greater than 50%) representing the degree of attainment of the Performance Goals.

Payment of Performance Share Unit Awards.    Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 8(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment. Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

Adjustment of Performance Goals.    The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned; or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that following the date that the exemption from the application of Section 162(m) of the Code described in Section 19 herein (or any other exemption having similar effect) ceases to apply to Performance Unit Awards, with respect to such Performance Unit Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustment shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

Restricted Stock Awards and Phantom Stock Units

Award of Restricted Stock and Phantom Stock Units.

The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock Award Agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

Upon the Award of Restricted Stock, the Committee shall cause a Stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the Stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any Stock certificate held by it registered in the name of the Holder.

No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder’s account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.

Restrictions.

Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the Stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; and (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the Stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award Agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.

The Committee shall have the authority to remove any or all of the restrictions on the Restricted

Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

Restricted Period.    The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units indicated in a schedule established by the Committee and set forth in the written Award Agreement.

Forfeiture Provisions.    Except to the extent determined by the Committee and reflected in the underlying Award Agreement, in the event a Holder terminates employment with the Company during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company.

Delivery of Restricted Stock and Settlement of Phantom Stock Units.    Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award Agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the Stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or Stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

Stock Restrictions.    Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of                     , between West Corporation and                         . A copy of such Agreement is on file at the offices of the Company at 11808 Miracle Hills Drive, Omaha, Nebraska 68154.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

Other Awards

The Committee may issue unrestricted Stock or any other Stock-based award under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

Automatic Grants of Stock Options to Non-Employee Directors

Grants of Directors Stock Options.    On such date on or after February 1, 1997, any person first becomes a Non-Employee Director, such person shall be automatically granted without further action by the Board or the Committee a Nonqualified Stock Option to purchase 14,000 shares of Stock (the “Initial Grant”). Thereafter, for the remainder of the term of the Plan and provided he remains a Non-Employee Director, on the date of each of the Company’s annual meeting of stockholders, each Non-Employee Director shall be automatically granted without further action by the Board or the Committee a Nonqualified Stock Option to Purchase 5,000 shares of Stock (the “Annual Grant”). All such Options granted to Non-Employee Directors shall hereinafter be referred to as Director Stock Options.

Option Price; Vesting.

All Director Stock Options shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the Date of Grant. Subject to expiration under the circumstances described in Section 12(c), the number of shares of Stock subject to each Initial Grant shall vest and become exercisable on the anniversary following the Date of Grant indicated in the following table:

Anniversary	Number of Shares Vested
1st	6,000
2nd	4,000
3rd	4,000

Subject to expiration under the circumstances described in Section 12(c), the number of shares of Stock subject to each Annual Grant shall vest and become exercisable on the anniversary following the Date of Grant indicated on the following table:

Anniversary	Number of Shares Vested
1st	1,000
2nd	2,000
3rd	2,000

Term; Expiration.    The term of each Non-Employee Director Option (“Term”), after which each such Option shall expire, shall be ten years from the Date of Grant. If prior to the expiration of the Term of a Director Stock Option, the Non-Employee Director shall cease to be a member of the Board for any reason other than his death or Disability, the Director Stock option shall expire on the earlier of the expiration of the Term or the date that is three months after the date of such cessation. If prior to the expiration of the Term of a Director Stock Option, a Non-Employee Director shall cease to be a member of the Board by reason of his death or Disability, the Director Stock option shall expire on the earlier of the expiration of the Term or the date that is one year after the date of such cessation. Notwithstanding the above, the Board may in its discretion, accelerate the vesting of a Director Stock Option upon a Non-Employee Director’s ceasing to be a member of the Board under such circumstances as the Board shall determine. In the event a Non-Employee Director ceases to be a member of the Board for any reason, any unexpired Non-Employee Director Option shall thereafter be exercisable until its expiration only to the extent that such Option was exercisable at the time of such cessation.

Director Stock Option Agreement.    Each Director Stock Option shall be evidenced by a Director Stock Option Agreement, which shall contain such provisions as may be determined by the Committee.

Nontransferability; Exclusive Grant.    Subject to Section 14(k), Non-Employee Director options shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Non-Employee Director’s lifetime only by him.

Controlling Stockholders.    Notwithstanding anything to the contrary in this Plan, no Controlling Stockholder shall be eligible to receive Director Stock Options pursuant to this Section 12. For purposes of this Section 12(f), the term “Controlling Stockholder” means any person who, either alone or pursuant to an arrangement or understanding with one or more other persons (i) owns and has voting power to vote more than fifty percent (50%) of the outstanding voting equity securities of the Company or (ii) otherwise exercises a controlling influence over the management or policies of the Company by virtue of the person’s position as a stockholder of the Company.

Non-Competition Provisions

In addition to such other conditions as may be established by the Committee, in consideration of the granting of Awards under the terms of this Plan, the Committee, in its discretion, may include non-competition provisions in the applicable Award Agreement.

General

Additional Provisions of an Award.    Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

Privileges of Stock Ownership.    Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

Government and Other Regulations.    The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

Tax Withholding.    Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company prior to delivery of such Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

Claim to Awards and Employment or Service Rights.    No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company.

Designation and Change of Beneficiary.    Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

No Liability of Committee Members.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

Funding.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

Nontransferability.    A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow in an Award Agreement for transfer of Awards other than Incentive Stock Options to other persons or entities.

Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

Expenses.    The expenses of administering the Plan shall be borne by the Company.

Pronouns.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

Changes in Capital Structure

Awards granted under the Plan and any Award Agreements shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (iii) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such corporate or other event, the aggregate number of shares of Stock available under the Plan and the maximum number of shares of Stock with respect to which any one person may be granted in connection with Awards during any year shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Following the date that the exemption from the application of Section 162(m) of the Code expires, as set forth in Section 19 herein, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under

Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

All or substantially all of the assets of the Company are acquired by another person;

The reorganization or liquidation of the Company; or

The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its sole discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 15 may be varied by the Committee in any particular Award agreement.

Change in Control

Except to the extent stated otherwise in any individual Award Agreement, upon the occurrence of a Change in Control (i) all outstanding Options and freestanding SARs shall become immediately exercisable in full, (ii) all restrictions with respect to outstanding shares of Restricted Stock shall lapse, (iii) all outstanding Phantom Stock Units will be immediately converted into shares of Stock, or cash equivalents at the discretion of the Committee, and paid out to such Holders, and (iv) the Committee will make a determination on the degree of achievement of all Performance Goals with respect to outstanding Performance Share Units and shall make such payments with respect thereto as it deems appropriate.

Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

Amendment and Termination

The Board may at any time terminate the Plan. With the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided that any such amendment shall be contingent on obtaining the approval of the shareholders of the Company if the Committee determines that such approval is necessary to comply with any requirement of law or rule of any stock exchange on which the Company’s equity securities are traded, or in order for Awards to qualify for an exception from Section 162(m) of the Code.

Effect of Section 162(m) of the Code

The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. As of the Plan’s effective date, the exemption is based on Treasury Regulation Section 1.162-27(f), which generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration or material modification of the Plan, (ii) the exhaustion of the maximum number of shares of Stock available for Awards under the Plan, as set forth in Section 5(a), or (iii) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that (i) the Award is intended to comply with Section 162(m) of the Code and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code has been obtained.

*    *    *

As adopted by the Board of Directors of

West Corporation

June 3, 2002

Amendment No. 1

to the

Restated West Corporation 1996 Stock Incentive Plan

WHEREAS, West Corporation, a Delaware corporation (the “Company”), currently maintains and sponsors the Restated West Corporation 1996 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 18 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time.

NOW, THEREFORE, pursuant to the authority reserved to the Board, subject to the approval of stockholders of the Company at the next annual meeting of the stockholders in accordance with applicable law, the Plan is hereby amended as follows, effective as of January 1, 2003:

1.    By deleting Section 5(a) in its entirety and replacing it with the following:

(a)    Subject to Section 15, the aggregate number of shares of Stock made subject to all Awards may not exceed 12,499,500;

2.    By deleting Section 7(c)(i) in its entirety and replacing it with the following:

(i)    If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is ninety days after the date of such Normal Termination; provided, however, that, for any Nonqualified Stock Option granted on or following January 1, 2003, if the Holder is an Executive Vice President or above on the Date of Grant, such Nonqualified Stock Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

3.    By adding new Section 7(c)(iv) to read as follows:

(iv)    Notwithstanding anything Section 7(c)(i) above or any provision of an Award Agreement to the contrary, for any Holder who is an Executive Vice President or above on January 1, 2003, if prior to the end of the Option Period, the Holder shall undergo a Normal Termination, any Nonqualified Stock Option that (A) was granted to such Holder prior to January 1, 2003, and (B) had an Option Price greater than or equal to the Fair Market Value on January 1, 2003, shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of such Normal Termination.

4.    Except as modified by this Amendment No. 1, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 30th day of December, 2002, on behalf of the Board.

By:	/s/ THOMAS B. BARKER
Name:	Thomas B. Barker
Title:	President and CEO